As filed with the Securities and Exchange Commission on October 1, 2003

                                                     Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                  NOVELL, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     87-0393339
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

      1800 South Novell Place
            Provo, Utah                                     84606
(Address of principal executive offices)                  (Zip Code)


               Novell, Inc. Stock-Based Deferred Compensation Plan
                            (Full title of the plan)

                              Joseph A. LaSala, Jr.
                             Senior Vice President,
                          General Counsel and Secretary
                                  Novell, Inc.
                                404 Wyman Street
                                Waltham, MA 02451
                     (Name and address of agent for service)

                                 (781) 464-8000
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------------ -------------------------- -------------------------- ------------------------
                                                            Proposed maximum           Proposed maximum       Amount of registration
Title of securities to be    Amount to be registered  offering price per share   aggregate offering price              fee
       registered                      (1)                       (2)                        (2)                        (2)
---------------------------- ------------------------ -------------------------- -------------------------- ------------------------
---------------------------- ------------------------ -------------------------- -------------------------- ------------------------
Common Stock,                        17,182,667                   $5.30                 $91,068,135.10                $7,367.41
par value $0.10 per share
---------------------------- ------------------------ -------------------------- -------------------------- ------------------------
------------------------------------------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of common stock being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the Novell, Inc. Stock-Based Deferred Compensation Plan.
(2) Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee, on the basis of the average of the high and low per share sales prices of the common stock on September 26, 2003 as reported in The Nasdaq National Market.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

         Omitted pursuant to Rule 428 and Form S-8.

Item 2.           Registrant Information and Employee Plan Annual Information.

         Omitted pursuant to Rule 428 and Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

         The following documents are incorporated by reference and are deemed to be a part of this registration statement:

o Our Annual Report on Form 10-K and amendment No. 1 thereto on Form 10-K/A for the year ended October 31, 2002;

o Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2003, April 30, 2003 and July 31, 2003;

o Our Current Reports on Form 8-K dated November 4, 2002, February 3, 2003, May 5, 2003, and August 4, 2003; and

o The description of our common stock contained in the registration statement on Form 8-A dated April 3, 1985 and the description of our Preferred Shares Rights Agreement and the Series A Junior Participating Preferred Shares issuable thereunder contained in the registration statement on Form 8-A dated November 21, 1996 and amendment No. 1 thereto on Form 8-A/A dated December 13, 1999, including any amendment or report filed for the purpose of updating such descriptions.

         All documents that we file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all of the securities offered hereby have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in this registration statement or in a document incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that it is modified or superseded by a statement contained in a subsequently filed document that is also incorporated by reference into this registration statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         Novell, Inc. is a Delaware corporation subject to the provisions of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law provides that each Delaware corporation may indemnify any person, including a director or officer, who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith is not to be presumed from settlement. No indemnification is allowed in respect to any proceeding charging improper personal benefit to an officer or director in which such person was adjudged to be liable on the basis that personal benefit was improperly received. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). A determination that the person to be indemnified meets the applicable standard of conduct, if not made by a court, is made by the board of directors by majority vote of a quorum consisting of directors not party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon receipt of undertakings to repay. A corporation may purchase indemnification insurance. Section 145 of the Delaware General Corporation Law, accordingly, authorizes a court to award, or a Delaware corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         Further, in accordance with the Delaware General Corporation Law,
Article VIII of our Fifth Restated Certificate of Incorporation eliminates the liability of any of our directors to us and our stockholders for monetary damages for breaches of such director's fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law (regarding the directors' duty not to declare improper dividends); and (iv) for any transaction from which the director derived an improper personal benefit.
Article VI of our Bylaws provides for indemnification of our directors, officers and authorized agents to the maximum extent permitted by the Delaware General Corporation Law. Persons covered by this indemnification provision include any of our current or former directors, officers, employees and other agents, as well as persons who serve at our request as directors, officers, employees or agents of another enterprise.

         Finally, we have entered into contractual agreements with certain of our officers designated by the Board of Directors to indemnify such individuals to the full extent permitted by law. These agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in our Bylaws or by the Delaware General Corporation Law. We consider the maintenance of such arrangements to be vital in attracting and retaining the services of qualified officers. We cannot be assured, however, that we will renew such agreements upon expiration or that we will be able to maintain such or similar agreements if their cost is prohibitively expensive.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         The following is a list of all exhibits filed as a part of this registration statement.

         Exhibit           Description

         5.1               Opinion of Morgan, Lewis & Bockius LLP.

         23.1              Consent of Ernst & Young LLP, Independent Auditors.

         23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).

         24.1 Power of Attorney (included on the signature page of this registration statement).

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on September 30, 2003.

                                  NOVELL, INC.


                                  By:         /s/ Jack L. Messman
                                  ----------------------------------
                                  Name:     Jack L. Messman
                                  Title:    Chairman of the Board, President and
                                            Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Jack L. Messman, Joseph S. Tibbetts, Jr. and Joseph A. LaSala, Jr., and each of them acting individually, as his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, with the authority to execute in the name of each such person, and to file with the Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement, and any registration statements filed pursuant to General Instruction E to Form S-8 in respect of this registration statement and any and all amendments thereto (including post-effective amendments and all other related documents) necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Commission in respect thereof, which amendments or registration statements may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                                         Date

  /s/ Jack L. Messman                    Chairman of the Board, President and Chief    September 30, 2003
------------------------------------     Executive Officer and Director (Principal
Jack L. Messman                          Executive Officer)

  /s/ Joseph S. Tibbetts, Jr.            Chief Financial Officer (Principal            September 30, 2003
------------------------------------     Financial Officer and Principal Accounting
Joseph S. Tibbetts, Jr.                  Officer)


  /s/ Albert Aiello                      Director                                      September 30, 2003
------------------------------------
Albert Aiello

  /s/ Fred Corrado                       Director                                      September 30, 2003
------------------------------------
Fred Corrado

  /s/ Rick Crandall                      Director                                      September 30, 2003
------------------------------------
Rick Crandall

  /s/ Richard L. Nolan                   Director                                      September 30, 2003
------------------------------------
Richard L. Nolan

  /s/ Wayne Mackie                       Director                                      September 30, 2003
------------------------------------
Wayne Mackie

  /s/ Thomas G. Plaskett                 Director                                      September 30, 2003
------------------------------------
Thomas G. Plaskett

  /s/ John W. Poduska, Sr.               Director                                      September 30, 2003
------------------------------------
John W. Poduska, Sr.

  /s/ James D. Robinson, III             Director                                      September 30, 2003
------------------------------------
James D. Robinson, III

                                  EXHIBIT INDEX

Exhibit           Description

5.1               Opinion of Morgan, Lewis & Bockius LLP.

23.1              Consent of Ernst & Young LLP, Independent Auditors.

23.2 Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 to this registration statement).

24.1 Power of Attorney (included on the signature page of this registration statement).

                                                                     EXHIBIT 5.1

                           Morgan, Lewis & Bockius LLP
                         1111 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004

September 30, 2003

Novell, Inc.
1800 South Novell Place
Provo, Utah 84606

Re: Registration Statement on Form S-8 under the Securities Act of 1933, as Amended

Ladies and Gentlemen:

We have acted as counsel to Novell, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), of a registration statement on Form S-8 (the "Registration Statement") for the registration of 17,182,667 shares of the Company's common stock, par value $0.10 per share (the "Shares"), for issuance pursuant to the Novell, Inc. Stock-Based Deferred Compensation Plan (the "Plan").

We have participated in the preparation of the Registration Statement, and we have examined the Restated Certification of Incorporation and the Bylaws of the Company, as amended and restated to date, and such other documents, records, statutes and decisions as we have deemed necessary or appropriate for the purposes of the opinion expressed herein. As to matters of fact, we have relied on representations of officers and representatives of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that, when issued and delivered to eligible participants in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,


/s/ Morgan, Lewis & Bockius LLP

                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Novell, Inc. Stock-Based Deferred Compensation Plan, of our report dated November 15, 2002, with respect to the consolidated financial statements and schedule of Novell, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2002, filed with the Securities and Exchange Commission.



                                                Ernst & Young LLP

San Jose, California
September 30, 2003